UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2022

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Investar Holding Corporation (the “Company”) provided notice as of May 20, 2022 to Wilmington Trust, National Association (“Wilmington”), as trustee under the Indenture, dated as of March 24, 2017, as supplemented, between the Company and Wilmington, relating to the Company’s 6.00% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “Notes”), of the Company’s election to redeem the Notes as of June 30, 2022 (“Redemption Date”). The Notes will be redeemed in full in accordance with their terms at a redemption price equal to 100% of the outstanding principal balance plus accrued and unpaid interest up to but excluding the Redemption Date. The aggregate redemption price, excluding accrued interest, will total approximately $18.6 million. Interest on the Notes will no longer accrue on or after the Redemption Date. The Company’s intent to redeem the Notes was previously disclosed in the Company’s press release dated April 7, 2022 announcing the issuance of its 5.125% Fixed-to-Floating Subordinated Notes due 2032, the proceeds of which were to be utilized, in part, to effect the redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: June 8, 2022	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer